CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our reports dated October 24, 2017, relating to the financial statements and financial highlights, which appear in Multi-Manager Alternative Strategies Fund’s Annual Report on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 20, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our reports dated October 20, 2017, relating to the financial statements and financial highlights, which appear in Columbia Balanced Fund’s, Columbia Contrarian Core Fund’s, Columbia Disciplined Small Core Fund’s, Columbia Emerging Markets Fund’s, Columbia Global Dividend Opportunity Fund’s, Columbia Global Energy and Natural Resources Fund’s, Columbia Global Technology Growth Fund’s, Columbia Greater China Fund’s, Columbia Mid Cap Growth Fund’s, Columbia Small Cap Growth Fund I’s, Columbia Strategic Income Fund’s, Multi-Manager Small Cap Equity Strategies Fund’s and Multi-Manager Total Return Bond Strategies Fund’s Annual Report on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 20, 2017